UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2007 (April 24, 2007)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 24, 2007, the Registrant’s wholly owned subsidiary Endo Pharmaceuticals Inc. (“Endo”) and Teikoku Seiyaku Co., Ltd. / Teikoku Pharma USA, Inc. (collectively, “Teikoku”) amended their Supply and Manufacturing Agreement dated as of November 23, 1998 by and between Endo and Teikoku, pursuant to which Teikoku manufactures and supplies Lidoderm® (lidocaine patch 5%) (the “Product”) to Endo. This amendment is referred to as the Amended Agreement. The material components of the Amended Agreement are as follows:

➢	Teikoku has granted to Endo an exclusive (even as to Teikoku) license to certain intellectual property rights to use, sell or offer for sale (but not make or have made) the Product.

➢	Endo has agreed to purchase a certain number of patches per year for each year in the remaining term of the Amended Agreement.

➢	Teikoku has agreed to fix the price of the Product for a period time after which the price will be adjusted at future dates certain based on a price index defined in the Amendment Agreement.

➢

Following cessation of Endo’s obligation to pay royalties to Hind Healthcare Inc. (“Hind”) under the Sole and Exclusive License Agreement dated as of November 23, 1998, as amended, between Hind and Endo, Endo will pay to Teikoku annual royalties based on Endo’s annual net sales of the Product as defined in the Amended Agreement.

➢

This Amended Agreement will expire on December 31, 2021, unless terminated in accordance with its terms. After December 31, 2021, this Amended Agreement shall be automatically renewed on the first day of January each year unless (i) Endo and Teikoku agree to terminate the Amended Agreement upon mutual written agreement or (ii) either Endo or Teikoku terminates the Amended Agreement with 180-day written notice to the other party, which notice shall not in any event be effective prior to July 1, 2022.

The foregoing description of the Amended Agreement does not purport to be complete and is qualified in its entirety to the full text of the Amended Agreement, which is filed herewith as Exhibit 10.14.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits.

Exhibit Number	Description
10.14.1	First Amendment, dated April 24, 2007, to the Supply and Manufacturing Agreement, dated as of November 23, 1998, by and between Endo Pharmaceuticals Inc. and Teikoku Seiyaku Co., Ltd. / Teikoku Pharma USA, Inc.*

*	Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: April 30, 2007

INDEX TO EXHIBITS

Exhibit No.	Description
10.14.1	First Amendment, dated April 24, 2007, to the Supply and Manufacturing Agreement, dated as of November 23, 1998, by and between Endo Pharmaceuticals Inc. and Teikoku Seiyaku Co., Ltd. / Teikoku Pharma USA, Inc.*

*	Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.